Exhibit 10.32

FIRST AMENDMENT TO

VOTING TRUST AGREEMENT

THIS FIRST AMENDMENT (this “Amendment”) dated as of             , To the voting trust agreement dated as of                     , (the “Original Agreement”), between                     , as trustee (the “Trustee”), and the undersigned beneficiary (the “Beneficiary”).

Background

The Trustee and the Beneficiary entered into the Original Agreement pursuant to which the Beneficiary transferred to the Trustee legal ownership of certain shares of stock (the “Shares”) in ctrials.com, Inc., a. Delaware corporation formerly known as “Pharmacentric Technologies, Inc.” (the “Company”) and granted to the Trustee the right to exercise all voting and consent rights with respect to the Shares. The transfer of record ownership of the Shares to the Trustee caused the Trustee to be substituted as a party to the investor rights agreement dated as of January 5, 2000, as amended (the “Investor Rights Agreement”), among the Company and certain of its shareholders.

Pursuant to the Trustee’s authority under Section 6 of the Original Agreement, the Trustee approved an amendment to the Investor Rights Agreement (i) to permit the Trustee to transfer record ownership of the Shares to the Beneficiary without subjecting them to a right of first refusal, (ii) to restrict the applicability of preemptive rights only to those shareholders holding more than 10% of the fully diluted common equity of the Company, and (iii) to permit the Trustee to assign certain rights under the Investor Rights Agreement to the Beneficiary.

The Trustee and the Beneficiary desire to amend the Original Agreement to assign to the Beneficiary certain rights under the Investor Rights Agreement.

Agreement

In consideration of the premises and for other good and valuable consideration, and intending to be legally bound, the Trustee and the Beneficiary agree to amend the Original Agreement as follows:

1. Definitions. Except as defined in this Amendment, the capitalized terms used in this Amendment will have the meanings ascribed thereto in the Original Agreement. From and after the effective date of this Amendment under Section 3, the term “Agreement” means the Original Agreement, as amended by this Amendment.

2. Amendment. (a) Section 4 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

4. Transfer of Voting Trust Certificates. The Shareholder may not transfer his/her Voting Trust Certificates, their interest in the voting trust hereby created or the Shares without the prior written consent of the Trustee. It is understood that a transfer of the Shareholder’s interest in his/her Voting Trust Certificates or in any interest under this Agreement is subject to the restrictions on transfer under applicable Federal and state securities laws, and the Trustee may withhold consent to transfer of Voting Trust Certificates or other interest until the Shareholder and the Trustee comply with all applicable Federal and state securities laws relating to such transfer. In connection with and as a condition to any such transfer, the transferee shall execute and deliver to the Trustee an agreement in form and substance reasonably acceptable to the Trustee, whereby the transferee agrees to be bound by this Agreement. To the extent permitted hereunder, any such transfer of Voting Trust Certificates and any subsequent transfers shall be made only on the books of the Trustee by the record holder thereof or by his legal representative, who shall furnish the Trustee with proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Trustee, and on surrender for cancellation of the Voting Trust Certificate.

(b) Section 6 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

6. Rights and Duties of Trustee: Assignment of Certain Rights.

(a) The Trustee will have full power to vote, consent, and otherwise exercise all the voting rights in respect of the Shares held by it hereunder, including the right to cast votes and grant consents and waivers under the Investor Rights Agreement, as the Trustee, in its sole discretion, deems advisable. The Trustee will not be liable for any act or failure to act under this Section 6(a).

(b) Pursuant to Section 6.2(b) of the Investor Rights Agreement, the Trustee assigns to the Beneficiary the registration rights under Section 2 of the Investor Rights Agreement and the right of first refusal under Section 3 of the Investor Rights Agreement (but only to the extent that the Beneficiary would be a Significant Holder (as defined in the Investor Rights Agreement if the Beneficiary owned the Shares directly).

(c) Except as specifically amended by this Amendment, the provisions of the Original Agreement will remain in full force and effect.

3. Effectiveness. This Amendment will be effective as of February 1,2001, but only if a counterpart of this Amendment is signed by the Trustee and the Beneficiary on or before April 15, 2001.

4. Miscellaneous. (a) This Amendment represents the entire agreement and understanding between the parties concerning the amendment of the Original Agreement and supersedes all prior and contemporaneous agreements, understandings, representations and warranties with respect thereto.

(b) This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina applicable to agreements made and wholly performed in that state.

(c) This Amendment has been prepared on behalf of the Company and each Shareholder has had the opportunity to consult with legal counsel regarding the provisions hereof. Every covenant, term and provision of this Amendment will be construed according to its fair meaning and not strictly for or against any party or parties.

(d) When used in this Amendment, the term “including” means “including, but not limited to”.

(e) Captions of the several sections of this Amendment are for reference purposes only, are not intended to describe, interpret, define Or limit the scope, extent or intent of this Amendment or any provision hereof, and shall not control or alter the meaning of this Amendment as set forth in the text.

(f) This Amendment may be executed in any number of counterparts and all so executed shall constitute one agreement binding the Company and an Shareholders, notwithstanding that all the parties have not signed the original or the same counterpart.

IN WITNESS WHEREOF, the Shareholders and the Company have signed this Amendment as of the day and year first above written.

Voting Trustee:	Beneficiary:

Signature

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